UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

GUIDED THERAPEUTICS, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective June 19, 2015, the Company amended the Certificate of Designations, Preferences and Rights of the Company’s Series B convertible preferred stock to provide that the Company’s board of directors may designate an issuance of the Company’s common stock (or security exercisable for or convertible into common stock) as an “Excepted Issuance” that, as a result of such designation, would be exempt from the “lower price issuance” anti-dilution provisions of the Series B preferred stock. Prior to the amendment, the Company’s board did not have this authority.

The above description of the amendment is qualified in its entirety by reference to the amendment, attached as Exhibit 3.1 to this current report and incorporated herein by reference.

In order to secure the consent to the amendment of the holders of the Series B convertible preferred stock (the “Series B Holders”), effective June 19, 2015 the Company agreed with each Series B Holder to reduce the exercise price on certain “Tranche A” and “Tranche B” warrants, originally issued to the Series B Holders on May 21, 2013. The Company reduced the “Tranche A” warrant exercise price per share from $1.08 to $0.10455, and the “Tranche B” warrant exercise price per share from $0.10455 to $0.09. The Company further agreed to grant the Series B Holders the right to participate in the Company’s next capital-raising transaction by exchanging their shares of Series B convertible preferred stock for the securities to be offered in any such transaction.

Separately, the Company informed all other holders of outstanding “Tranche A” and “Tranche B” warrants that the Company has lowered the exercise prices per share for those warrants to $0.10455 and $0.09, respectively.

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The amended warrants described above have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Any issuance of securities to the Series B Holders described above was made by the Company in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, for securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 is incorporated by reference into this Item 5.03.

Also effective June 19, 2015, the Company amended its certificate of incorporation to increase its authorized amount of common stock by 50,000,000 shares to 195,000,000, as previously disclosed in the Company’s proxy statement on Schedule 14A, filed April 27, 2015.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit
3.1	Amendment to Series B Convertible Preferred Stock Certificate of Designations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ Gene S. Cartwright, Ph.D.
By: Gene S. Cartwright, Ph.D.
President and Chief Executive Officer
Date: June 19, 2015

EXHIBIT INDEX

Number	Exhibit
3.1	Amendment to Series B Convertible Preferred Stock Certificate of Designations

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